                                                                   Exhibit 10.13

                                   ASSIGNMENT

          WHEREAS BAXTER INTERNATIONAL INC., formerly BAXTER TRAYENOL LABORATORIES, INC. (BAXTER), a Delaware corporation having offices at One Baxter Parkway, Deerfield, Illinois 60015, is the sole owner of the following Invention
Records:

          Invention Record No. 86-3497 entitled "Chemical Synthesis of a Potential Thromboxane Receptor Antagonist"

          Invention Record No. 87-3578 entitled "Prevention or Treatment of Adult Respiratory Distress Syndrome with Combinations of Ibuprofen and 2,3-Diacetoxybenzoic Acid"

          WHEREAS, Michael T. Flavin (FLAVIN), residing at 9026 North Menard Avenue, Morton Grove, Illinois 60053, is desirous of acquiring the entire right, title and interest in and to said Invention Record.

          NOW THEREFORE, BE IT KNOWN, that for and in consideration of the sum of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged BAXTER has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer, and set over, unto said FLAVIN, the entire right,

                                       1-
title and interest in and to Invention Records No. 86-3497 and 87-3578 and in and to all patents and patent applications based thereon, and all extensions, renewals and reissues thereof, including without limitation of generality, any and all chooses in action as fully and entirely as the same would have been held and enjoyed by BAXTER if this Assignment had not been made.

          IN WITNESS WHEREOF, BAXTER INTERNATIONAL INC. has caused this Assignment to be signed by its duly authorized officer and attested on this 2nd day of February, 1989.


                                                        BAXTER INTERNATONAL INC.


                                                     By:  /s/ Patrick J. Fortune
                                                         -----------------------


State of Illinois

County of Lake

          On this 2nd day of Feb, 1989, before me, a Notary Public, appeared Patrick J. Fortune to me personally known to be the same person whose name subscribed to the foregoing instrument, and acknowledged that he executed said instrument as a free and voluntary act and for the uses and purposes therein expressed.


                                                     /s/ Shirley A. Horton
                                                    ------------------------
                                                         Notary Public

                                                   "OFFICIAL SEAL"-Lake County
                                                         SHIRLEY A. HORTON
                                                Notary Public. State of Illinois
                                                  My Commission Expires 1/24/92

                     PATENT ASSIGNMENT AND LICENSE AGREEMENT

          The parties to this agreement are: Baxter International Inc., formerly Baxter Travenol Laboratories, Inc., having offices at One Baxter parkway, Deerfield, Illinois 60015 (collectively referred to as "BAXTER"); and Michael T. Flavin, an Individual residing at 9026 North Menard Avenue, Morton Grove, Illinois 60053 ("FLAVIN"). The effective date ("EFFECTIVE DATE") of this Agreement is the date of the last signature of the parties.

                                   Background

          FLAVIN formerly was a full-time employee of BAXTER. BAXTER and FLAVIN wish to have BAXTER'S rights in the TECHNOLOGY, Invented by FLAVIN and others, assigned to FLAVIN with the intent that the TECHNOLOGY may be further developed and sold by FLAVIN in the market place as a product.

          NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Definitions. For the purpose of this Agreement, the following words and phrases shall be deemed to have the following meaning when used in all capital letters.

          1.1 TECHNOLOGY shall mean Baxter Invention Record No. 86-3497 entitled "Chemical Synthesis of a Potential Thromboxane Receptor Antagonist" (Attachment 1) and Baxter Invention Record No. 87-3578 entitled "Prevention or Treatment of Adult Respiratory Distress Syndrome with Combinations of Ibuprofen and 2,3-Diacetoxybenzoic Acid" (Attachment 2).

          1.2 NET SALES shall mean SELLING PARTY's gross Invoice price for PRODUCTS sold or otherwise disposed of hereunder, less the sum of: discounts allowed in amounts customary in the trade; returns; allowances; and transportation charges.

          1.2.1 No deductions shall be made for commission paid or cost of collections.

          1.2.2 For the purpose of computing royalties hereunder, PRODUCTS shall be regarded as sold when they are billed out, or if not billed out, when they have been shipped, or otherwise delivered to the purchaser, except where such PRODUCTS are shipped by the SELLING PARTY on consignment or memorandum, in which event the earned royalty shall be payable to the other party when the PRODUCTS are sold by the consignee and billed by the SELLING PARTY.

          1.2.3 Anything herein to the contrary notwithstanding, the NET SALES with respect to all sales, transfers, or consignments made by the SELLING PARTY to any purchaser which otherwise does not deal at arms-length with the SELLING PARTY, shall be computed on an amount equal to the price at which the SELLING PARTY, at the time of such sales, transfers or consignments, would invoice the same or similar items to purchasers dealing at arms-length with the SELLING PARTY. Where such PRODUCTS are not currently being offered for sale by the SELLING PARTY, the NET SALES of PRODUCTS otherwise disposed of, shall be computed as the average selling price at which product of similar kind and quality, sold in similar quantities, are then currently being offered for sale by other manufacturers.

          1.3 PRODUCTS shall mean (1) any Thromboxane receptor antagonist made by a synthesis based on that described in Invention Record No. 86-3497, and
(2) any treatment containing Ibuprofen and 2,3 Diacetoxybenzoic Acid or other substances suggested in Invention Record no. 87-3578.

          1.4 BAXTER shall mean Baxter International Inc. and any entity that Baxter International Inc. owns or controls at least twenty percent (20%) of the voting stock of the entity.

          1.5 FLAVIN shall mean Michael T. Flavin and any entity that Michael T. Flavin owns or controls at least twenty percent (20%) of the voting stock of the entity.

          1.6 SELLING PARTY shall mean either FLAVIN or BAXTER when selling goods for which a royalty is owed under this agreement.

2.        Rights Granted.

          2.1 Patent Assignment. BAXTER hereby assigns all right, title and interest in the TECHNOLOGY to FLAVIN. Assignment of the TECHNOLOGY will be further evidenced by the execution by BAXTER of an assignment attached hereto as Attachment 3. This assignment will be executed by BAXTER upon the receipt of a fully executed copy of this Agreement.

          2.2 License Back. FLAVIN hereby grants BAXTER a nonexclusive license under any patents and patent applications owned by FLAVIN which protect a chemical synthesis. Thromboxane receptor antagonist, or treatment based on the TECHNOLOGY, to make, have made, use and sell PRODUCTS throughout the world in exchange for one and one-half percent (1 1/2%) of the NET SALES of any PRODUCT thereof sold, or otherwise transferred by BAXTER to third parties where the PRODUCT falls within the claims of an issued patent owned by FLAVIN.

                  2.2.1 The following provisions apply where BAXTER is paying a royalty under this agreement. If BAXTER is charged with infringment by a third party for the manufacture or sale of a PRODUCT for which BAXTER is paying royalties, BAXTER may deduct the expense of defending or settling such charge from the royalties paid to FLAVIN. If BAXTER's sales of the product for which it is paying a royalty are impaired by the infringement of the patents by a third party and FLAVIN does not file suit within six (6) months of learning of such infringement, BAXTER may reduce its royalty payment to one percent (1%). Either FLAVIN or BAXTER may file suit against any third party infringer of the patents under which BAXTER is paying a royalty. The parties shall share in the proceeds of the suit in the same percentages with which they funded the lawsuit. FLAVIN agrees to lend his name, at BAXTER's expense, to any lawsuit filed by BAXTER for infringement of the patents based the TECHNOLOGY.

2.3 BAXTER shall give FLAVIN Sixty (60) days prior written notice of its intent to make, have made, use and sell PRODUCTS.

          2.4 Right of First Refusal. Prior to signing a binding agreement with any third party, FLAVIN shall offer to BAXTER the right to enter into an agreement with BAXTER on terms and conditions no less favorable than those last offered the third party.

3.        Consideration

          3.1 Royalty Payment. In consideration for the assignments granted by BAXTER to FLAVIN, FLAVIN shall pay BAXTER three percent (3%) of NET SALES of any PRODUCT thereof sold, or otherwise transferred by FLAVIN to third parties, including PRODUCT sold to BAXTER.

4.        Reports, Records, Payments.

          4.1 Records. FLAVIN and BAXTER shall Keep full, true and accurate books of account containing all particulars which may be necessary for the purposes of showing the amount payable to the other party by way of royalty. Such books of account shall be kept at the parties' addresses as listed on the first page of this Agreement or at such other location as is later designated by the parties in writing in the manner described in paragraph 10. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain, to the inspection of a public accountant retained by the other party at the other party's expense for the purpose of verifying the royalty statements or compliance in other respects with the Agreement.

          4.2 Payment. Within sixty (60) days after June 30 and December 31 of each year, FLAVIN shall deliver to BAXTER a true and accurate report, giving such particulars of the business conducted by FLAVIN during the preceding six months under this Agreement as are pertinent to a royalty accounting. The first such accounting period may be somewhat shorter depending on the date of execution by the parties. The report shall Include at least the following:

                  the total number of royalty bearing PRODUCTS sold or otherwise disposed of by FLAVIN;
                  the average NET SALES price for the period; and total royalties due.

          4.2.1. After receiving the grant of a patent which protects a chemical synthesis, Thromboxane Receptor antagonist or treatment based on the TECHNOLOGY, FLAVIN shall notify BAXTER in writing to notify of them of the duty to pay royalties under Paragraph 2.2 for any PRODUCT falling within the claims of the patent. If BAXTER is conducting any business that is pertinent to a royalty accounting, BAXTER shall deliver to FLAVIN a true and accurate report of the BAXTER PRODUCTS and NET SALES in the manner outlined in Paragraph 4.2.

          4.2.2 FLAVIN and BAXTER shall pay to the other party the royalties due and payable under this Agreement at the times of submission of the reports required by the preceding paragraphs. If no royalties are due at the times required, it shall be so reported.

          4.2.3 BAXTER and FLAVIN shall designate from time to time, the place and entity to which payments are to be made as required herein. Unless otherwise notified, payments to FLAVIN shall be made to him at the address on page one and payments to BAXTER shall be directed to:

                  Attention: Parenterals Division Patent Counsel
                  Baxter Healthcare Corporation
                  One Baxter Parkway
                  Deerfield, Illinois 60015

          4.3.4 Taxes. All taxes imposed as a result of the existence of this Agreement or the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law.

          4.3.5 Late Payments. In the event that either party fails to make any payment to the other party under this Agreement when due, interest shall accrue on the overdue amount for the period from the due date of such payment until the date that such payment is made at an annual rate of three percent (3%) above the prime rate listed in the "Money Rates" column of the WALL STREET JOURNAL as in effect during such period; and such Interest shall be payable simultaneously with the overdue amount, or, at BAXTER's option, upon earlier demand by it. The accrual of such Interest shall not be deemed to be in lieu of other remedies for breach of contract available to the party to whom royalties are owed.

5.        Patent Prosecution.

          FLAVIN shall file and prosecute in FLAVIN's name and at his expense patent applications as he deems to be desirable. FLAVIN agrees to consult with BAXTER prior to abandoning any applications or patents based on the TECHNOLOGY by giving BAXTER prior written notice thereof and granting to BAXTER a right of refusal for continuing such application or patent at BAXTER's expense.

6.        Product Purchase.

          6.1 Private Label. At BAXTER's request, FLAVIN will private label PRODUCTS for BAXTER with any label copy supplied by BAXTER at BAXTER's expense.

          6.1.1 If a trademark, tradename or logo owned or used by BAXTER is used in connection with the PRODUCTS, the labeling shall state "Distributed by Baxter International Inc."

          6.1.2 Each use of a trademark, tradename or logo owned or used by BAXTER on or in connection with the PRODUCTS shall inure to the benefit of BAXTER. Except as provided in this section, FLAVIN shall not use any trademark, tradename or logo used or claimed by BAXTER or any confusingly similar trademark, tradename or logo during or after the term of this Agreement.

          6.2 Most Favored Terms. FLAVIN agrees to give its first priority to filling BAXTER purchase orders for PRODUCTS. If FLAVIN sells to third parties at a lower price, or under more favorable terms and conditions than it is selling to BAXTER, FLAVIN shall make such price, or terms and conditions, available to BAXTER at the same or similar purchase volumes.

7.        Confidential Information.

          7.1 FLAVIN Information. Baxter agrees to maintain as confidential Invention Records 86-3497 and 87-3578 to the same extent that it maintains the confidentiality of its own Invention Records. Any information received from Flavin, including Information and designs disclosed by FLAVIN to BAXTER, other than information covered by a separate written agreement, may be used by BAXTER and disclosed by BAXTER to third parties.

          7.2 BAXTER Information. FLAVIN acknowledges that as a former full-time employee of BAXTER that he has been exposed to confidential information of BAXTER. FLAVIN shall not use or divulge to others such confidential information.

          7.3     Exceptions to Confidentiality. For the purpose of Paragraphs
7.1 and 7.2, information known to the party receiving the confidential information (Receiving Party) shall not be considered confidential if it: is or becomes publicly known through no wrongful act of the Receiving Party; or is received from a third party without similar restriction and without breach of this Agreement; or is furnished by the party disclosing the confidential information (Disclosing Party) to a third party without a similar restriction on the third party's rights; or is approved for release by written authorization of the Disclosing Party. For the purposes of this paragraph, FLAVIN shall be considered the Disclosing Party and BAXTER the Receiving Party only with respect to Invention Records 86-3497 and 87-3578.

8.        Employment

          8.1 BAXTER Employees. During the term of this Agreement and for a period of one year thereafter, FLAVIN shall not employ any other BAXTER employee for work relating in any way to the PRODUCTS without BAXTER's prior written consent.

9.        Termination.

          9.1 Term. This Agreement shall terminate on the day of expiration of the last to expire of any patent which issues based on the TECHNOLOGY, or if no patent issues, this Agreement shall terminate ten (10) years after the EFFECTIVE DATE of this Agreement.

          9.2     Material Breach.

          9.2.1 BAXTER may terminate this Agreement for any material breach by FLAVIN of this Agreement, by giving ninety (90) days written notice to the other party if such breach shall, as of the expiration of said ninety (90) day period, remain uncured.

          9.2.2 FLAVIN may terminate this Agreement for any material breach by BAXTER of this Agreement, by giving ninety (90) days written notice to the other party if such breach shall, as of the expiration of said ninety (90) day period, remain uncured.

          9.3 Bankruptcy. BAXTER may terminate this Agreement effective immediately upon the giving of notice, if FLAVIN shall file a petition in bankruptcy, or shall be adjudicated a bankrupt, or shall take advantage of the insolvency laws of any state, territory or country, or shall be voluntarily or involuntarily dissolved, or shall have a receiver, trustee, or other court officer appointed for its property. If any of the above-described events occur, all assignments granted by BAXTER under this Agreement shall immediately revert to BAXTER.

10.       Notices and Other Communications.

          All notices provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery or five (5) days after mailing, return receipt requested, postage prepaid, at the addresses listed below.

          If to BAXTER:

          Baxter Healthcare Corporation
          One Baxter Parkway
          Deerfield, Illinois 60015

          Attention: General Counsel


          If to FLAVIN:

          9026 North Menard Avenue
          Morton Grove, Illinois 60053

11.       Miscellaneous Provisions.

          11.1 Governing Law. This Agreement shall be governed by and construed in accordance within the laws of the State of Illinois.

          11.2 Merger and Amendment. This Agreement constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and merges all prior communications, understandings, and agreements. It shall not be modified except by a subsequently dated written amendment of the Agreement, signed on behalf of the parties by their duly authorized representatives.

          11.3 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

          11.4 Waiver. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the party claimed to have waived or consented. Should either party consent, waive or excuse a breach by the other party, such shall not constitute a consent to, waiver of, or excuse of any different or subsequent breach whether or not of the same kind as the original breach.

          11.5 Assignment of Agreement. BAXTER may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder so long as such assignment is of part of a transfer of sale of that part of BAXTER's business to which this Agreement relates. FLAVIN nay not assign his rights or obligations under this Agreement to a third party without prior written consent of BAXTER.

          11.6 Force Majeure. Neither party shall be liable for damages for any delay or failure of delivery arising out of causes beyond their reasonable control and without their fault or negligence.

          11.7 Headings. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such sections.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

BAXTER INTERNATIONAL INC.


By:          /s/ Patrick J Fortune                 Date:    January 24, 1989
             ------------------------------             ------------------------
Type Name:       Patrick J Fortune
             ------------------------------
Title:           Corporate Vice President
             ------------------------------


MICHAEL T. FLAVIN


   /s/ Michael T. Flavin                           Date:        1/6/89
------------------------------                          ------------------------

                            AMENDED PATENT ASSIGNMENT
                              AND LICENSE AGREEMENT

     This Agreement between Baxter International Inc. (hereinafter "BAXTER") and Michael T. Flavin (hereinafter "FLAVIN") is an amendment to the Patent License and License Agreement between BAXTER and FLAVIN executed by BAXTER on January 24, 1989 (hereinafter "the Original Agreement").

     WHEREAS

     A. Pursuant to the Original Agreement BAXTER assigned to FLAVIN all right, title and interest in certain TECHNOLOGY to FLAVIN, subject to payment of royalties if FLAVIN made, used or sold products that utilize the TECHNOLOGY.

     B. FLAVIN in turn granted BAXTER a royalty bearing nonexclusive license under the TECHNOLOGY, gave BAXTER a right of first refusal with respect to further agreements concerning the TECHNOLOGY, and made BAXTER a preferred customer with respect to products utilizing the TECHNOLOGY that are made or sold by FLAVIN.

     C. Since the Original Agreement was executed, FLAVIN has been conducting business as MediChem Research, Inc. (hereinafter "MediChem").

     D. MediChem and FLAVIN have inquired if BAXTER would wish to support development of the TECHNOLOGY with MediChem.

     E. BAXTER has determined that it does not have a present interest in developing the TECHNOLOGY.

     F. In order to facilitate FLAVIN'S efforts to interest others in developing the TECHNOLOGY, BAXTER is willing to give up certain of its rights to the TECHNOLOGY under the Original Agreement.

     G. Although the Original Agreement provides for payment of a royalty to BAXTER if FLAVIN manufactures or sells products that use the TECHNOLOGY, it does not expressly address the situation where FLAVIN has licensed the TECHNOLOGY to a third party.

     NOW THEREFORE, the parties wish to amend the Original Agreement, as follows:

     I. Paragraphs 2.2, 2.2.1, 2.3 and 2.4 of the Original Agreement are deleted.

     II.  Section 3, Consideration is changed to read:

Baxter/Flavin
Amended Patent Assignment
  and License Agreement
Page -2-

          3.1 Royalty Payment. In consideration for the assignments granted by BAXTER to FLAVIN, FLAVIN shall pay BAXTER three percent (3%) of NET SALES of any PRODUCT thereof sold or otherwise transferred by FLAVIN, or by a licensee of FLAVIN'S in which FLAVIN has an ownership interest, to third parties, including PRODUCT sold to BAXTER.

          3.2. FLAVIN shall pay to BAXTER 50% of any consideration paid to FLAVIN or to a licensee in which FLAVIN has an ownership interest by a third party for the conveyance of any right or license to manufacture, use or sell PRODUCT.

          3.3 If a payment made to FLAVIN or to a licensee in which FLAVIN has an ownership interest, is for sale of the ongoing business of making, using or selling PRODUCT, then the payment to BAXTER shall be 50% of the fair market value of the right or license to manufacture, use or sell PRODUCT that is conveyed as part of the sale. In the event that BAXTER and FLAVIN are unable to agree to the fair market value of the right or license, it shall be determined by binding arbitration by a single arbitrator appointed in accordance with the rules of the American Arbitration Association.

     III  Section 4, Reports, Records, Payments is changed to read:

          4.1 Records. FLAVIN shall keep full, true and accurate books of account containing all particulars which may be necessary for the purposes of showing the amount payable to BAXTER. Such books of account shall be kept at FLAVIN'S address as listed on the first page of this Agreement or at such other location as is later designated by FLAVIN in the manner designated in paragraph
10. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain, to the inspection of a public accountant retained by BAXTER at BAXTER'S expense for the purpose of verifying the statements or compliance in other respects with the Agreement.

          4.2 Payment. Within sixty (60) days after June 30 and December 31 of each year, FLAVIN shall deliver to BAXTER a true and accurate report, giving such particulars of the business conducted by FLAVIN during the preceding six months under this Agreement as are pertinent to a royalty accounting. The first such accounting period may be

Baxter/Flavin
Amended Patent Assignment
  and License Agreement
Page -3-

somewhat shorter depending on the date of execution by the parties. The report shall include at least the following:

          the total number of royalty bearing PRODUCTS sold or otherwise disposed of; the average NET SALES PRICE for the period; total royalties due; and any other payments that may be due for the conveyance of any right or license to manufacture, use or sell PRODUCT.

                  4.2.1 FLAVIN shall pay to BAXTER the royalties and other payments due and payable under this Agreement at the times of submission of the reports required by the preceding paragraphs. If no royalties or other payments are due at the times required, it shall be so reported.

                  4.2.2 BAXTER shall designate from time to time the place and entity to which payments are to be made as required herein. Unless otherwise notified, payments to BAXTER shall be directed to:

          Attention:     IV Therapy Division Counsel
                         Baxter Healthcare Corporation
                         One Baxter Parkway
                         Deerfield, Il 60015

          4.3 Taxes. All taxes imposed as a result of the existence of this Agreement or the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law.

          4.4 Late Payments. In the event that FLAVIN fails to make any payment to the other party under this Agreement when due, interest shall accrue on the overdue amount for the period from the due date of such payment until the date that such payment is made at an annual rate of three percent (3%) above the prime rate listed in the "Money Rates" column of the WALL STREET JOURNAL as in effect during such period; and such interest shall be payable simultaneously with the overdue amount, or, at BAXTER'S option, upon earlier demand by it. The accrual of such interest shall not be deemed to be in lieu of other remedies for breach of contract available to the party to whom royalties are owed.

     IV.  Section 6. Product Purchase is deleted.

Baxter/Flavin
Amended Patent Assignment
   and License Agreement
Page -4-

     V. Unless expressly changed by this Amendment, all other provisions of the Original Agreement shall remain in effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the date set forth above.


BAXTER INTERNATIONAL INC.


By:    /s/ [ILLEGIBLE]
    ---------------------------

                                                    Date:  January 27, 1994
                                                          --------------------
Title: Sr. Vice President
       ------------------------

Michael T. FLAVIN

     /s/ Michael T. Flavin
-------------------------------